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                                                                     EX-99.B10

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of Aetna Insurance Company of America and
Contract Owners of Variable Annuity Account I:

We consent to the use of our report dated February 2, 2001, relating to the financial statements of Variable Annuity Account I and our report dated March 27, 2001, relating to the consolidated financial statements of Aetna Insurance Company of America, which are included in this Post-Effective Amendment No. 3 to Registration Statement (File No. 33-87131) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                                 /s/ KPMG LLP


Hartford, Connecticut
April 13, 2001